SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 17, 2017

DTHERA SCIENCES

(Exact Name of Registrant as Specified in Charter)

Nevada	333-191175	90-0925768
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

7310 Miramar Rd Suite 350., San Diego, CA	92126
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 215-6360

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 5.07	Submission of Matters to a Vote of Security Holders.

Amendment to Articles of Incorporation to Increase Authorized Capital

On October 12, 2017, Dthera Sciences (the “Company”) received approval from the holders of a majority of the outstanding shares of common stock of the Company to amend the Company’s Articles of Incorporation, as amended to date, to increase the authorized capital stock of the Company. The Company’s Board of Directors had considered amending the Articles of Incorporation to increase the authorized common stock of the Company from 66,666,667 shares to 600,000,000 shares, and to increase the authorized preferred stock from 1,000,000 to 20,000,000 shares. On September 15, 2017, the Board of Directors approved the amendment and recommended it to the shareholders of the Company.

On October 12, 2017, the Company received the written consent to approve the amendment from the holders of 24,725,042 shares of the Company’s common stock, equal to 53.93% of the total outstanding shares of the Company’s common stock.

Subsequently, on October 17, 2017, the Company filed its Certificate of Amendment (the “Amendment”) with the Secretary of State of Nevada. Following the filing of the Amendment, the Company is authorized to issue up to 600,000,000 shares of common stock and 20,000,000 shares of preferred stock.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3(i)	Certificate of Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dthera Sciences

Date: October 20, 2017
By: /s/ Edward Cox
Name: Edward Cox
Title: Chief Executive Officer